EXHIBIT 31.1
CERTIFICATION PURSUANT TO
RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles A. Bacon, III, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2019 of Limbach Holdings, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[intentionally omitted];

4.	[intentionally omitted]; and

5.	[intentionally omitted].

Date: May 14, 2020
/s/ Charles A. Bacon, III
Charles A. Bacon, III
Chief Executive Officer